Exhibit 99.1

 1245 Q Street, Lincoln, NE 68508
P: 1 800 388 4264 | F: 402 475 9061
nrchealth.com

Contact: Helen Hrdy
                402-475-2525

NATIONAL RESEARCH CORPORATION APPOINTS
TRENT GREEN AS CHIEF EXECUTIVE OFFICER

LINCOLN, Nebraska, March 4, 2025 — National Research Corporation (NASDAQ: NRC), doing business as NRC Health, a publicly-traded leader in healthcare improvement, is pleased to announce the appointment of Trent Green as its incoming Chief Executive Officer, effective June 1, 2025. Green will succeed Mike Hays, the company’s current CEO, who will transition to the role of Chairman, ensuring a smooth leadership transition while maintaining NRC Health’s mission-driven and shareholder-focused approach.

Green brings more than 25 years of healthcare leadership experience, most recently serving as CEO of One Medical, San Francisco, CA, and previously as Chief Operating Officer at Legacy Health, Portland, OR. His expertise in care delivery, digital transformation, and strategic business execution uniquely positions him to lead NRC Health in expanding its capabilities and strengthening its market presence.

Recognized as a visionary leader in the industry, Green was named to the inaugural list of TIME100 Most Influential People in Health and recently ranked #13 on Modern Healthcare’s Top 100 Healthcare Executives list. These accolades highlight his ability to drive meaningful advancements and transformative change in healthcare.

"Trent’s proven leadership, strategic insight, track record of partnerships, and commitment to healthcare innovation make him the ideal choice to lead NRC Health into the future," said Mike Hays, outgoing CEO and incoming Chairman. "On behalf of the board and our associates, I’m thrilled to welcome Trent to NRC Health."

Green expressed his enthusiasm for the role, stating:
"I am excited to join NRC Health and lead the company during this transformative period. I look forward to working alongside NRC's talented associates to advance innovative solutions that enhance healthcare experiences for patients, providers, and caregivers and drive sustainable growth for our investors."

Under Green’s leadership, NRC Health will build on its 40-year legacy of excellence, innovation, and transparency by advancing personalized, data-driven solutions that enhance experiences and improve outcomes for patients and healthcare professionals.

About NRC Health

For more than 40 years, NRC Health (NASDAQ: NRC) has led the charge to humanize healthcare and support organizations in their understanding of each unique individual. NRC Health’s commitment to Human Understanding® helps leading healthcare systems get to know each person they serve not as point-in-time insights, but as an ongoing relationship. Guided by its uniquely empathic heritage, NRC Health’s patient-focused approach, unmatched market research, and emphasis on consumer preferences are transforming the healthcare experience, creating strong outcomes for patients and entire healthcare systems. For more information, email info@nrchealth.com, or visit www.nrchealth.com.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as “believes,” “expect,” “focus,” “potential,” “will,” derivations thereof, and similar terms and phrases. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including, without limitation, statements relating to the impact of Mr. Green's appointment. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements, including those risks and uncertainties as set forth in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2023, and various disclosures in our press releases, stockholder reports, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

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